Exhibit 99.1

Contact:
Sean McHugh
Vice President & Treasurer
(678) 791-7615

Carter’s, Inc. Announces Actions Taken to Address COVID-19 Outbreak

ATLANTA, March 26, 2020 – Carter’s, Inc. (NYSE:CRI), the largest branded marketer in North America of apparel exclusively for babies and young children, today provided a business update related to the COVID-19 pandemic.

“Carter’s is taking steps to address the challenges related to the current global health crisis,” said Michael D. Casey, Chairman and Chief Executive Officer. “We are focused on ensuring the safety of our customers and employees, serving the needs of families with young children through our wholesale and retail eCommerce capabilities, and improving our financial flexibility during this period of disruption in our business. We believe the strength of our brands and balance sheet, together with the support of our employees, customers, lenders and suppliers, will enable Carter’s to manage through the challenges in the months ahead.”

In light of the uncertainty and disruption related to COVID-19, the Company has taken the following actions:

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For the safety of customers and employees, the Company suspended store operations in the United States and Canada beginning on March 19, 2020. To support thousands of dedicated store employees affected by this decision, the Company plans to continue their compensation and benefits through early April. Legislation pending in the United States and recently enacted in Canada is expected to provide additional assistance to the Company’s employees if store openings are delayed beyond early April due to continued concerns about their safety. The Company expects to reopen its stores as local conditions permit.

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To support consumer demand, the Company will continue to make its brands available 24/7 online at www.carters.com, www.oshkosh.com, or www.skiphop.com. The Company’s distribution centers continue to operate and fulfill online demand from consumers and its wholesale customers.

•	The Company is withdrawing financial guidance provided on February 24, 2020 for the first quarter of fiscal 2020 and fiscal year 2020.

•	To improve near-term liquidity, the Company has drawn substantially all of the $750 million available under its revolving credit facility.

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To create additional financial flexibility, the Company is reducing costs, inventory commitments, and capital expenditures. With respect to return of capital initiatives, the Company has suspended its share repurchase program and its Board of Directors will evaluate future dividend declarations based on a number of factors, including business conditions, the Company’s financial performance, and other considerations.

The Company expects to issue first quarter fiscal 2020 results and provide a business update at the end of April.

About Carter’s, Inc.

Carter’s, Inc. is the largest branded marketer in North America of apparel exclusively for babies and young children. The Company owns the Carter’s and OshKosh B’gosh brands, two of the most recognized brands in the marketplace. These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally. They are also sold through over 1,100 Company-operated stores in the United States, Canada, and Mexico and online at www.carters.com, www.oshkosh.com, www.cartersoshkosh.ca, and www.carters.com.mx. The Company’s Child of Mine brand is available at Walmart, its Just One You brand is available at Target, and its Simple Joys brand is available on Amazon. The Company also owns Skip Hop, a global lifestyle brand for families with young children. Carter’s is headquartered in Atlanta, Georgia. Additional information may be found at www.carters.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws relating to our future performance, including statements with respect to planned store closures and cost cutting strategies. Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected. Certain of the risks and uncertainties that could cause actual results and performance to differ materially are described in the Company’s most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission from time to time under the headings “Risk Factors”. Included among those risks are those related to: the effects of the current coronavirus outbreak; financial difficulties for one or more of our major customers; an overall decrease in consumer spending; our products not being accepted in the marketplace; increased competition in the market place; diminished value of our brands; the failure to protect our intellectual property; the failure to comply with applicable quality standards or regulations; unseasonable or extreme weather conditions; pending and threatened lawsuits; a breach of our information technology systems and the loss of personal data; increased margin pressures, including increased cost of materials and labor; our foreign sourcing arrangements; disruptions in our supply chain; the management and expansion of our business domestically and internationally; the acquisition and integration of other brands and businesses; and changes in our tax obligations, including additional customs duties or tariffs. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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